THIS WARRANT AND THE SECURITIES PURCHASED UPON EXERCISE HEREOF
HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
"SECURITIES ACT"),
OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED,
PLEDGED,
HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A
REGISTRATION
STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES
LAWS SHALL
HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS
AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

Warrant to Purchase
____ Shares

                     Warrant to Purchase Series A Preferred Stock
                                        of
                             MEDCARE TECHNOLOGIES, INC.

     THIS CERTIFIES that _________________ or any subsequent holder hereof ("Holder"), has the right to purchase from MEDCARE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), up to twenty-five (25) fully paid and nonassessable shares of the Company's Series A Preferred Stock, $.25 par value per share ("Preferred Stock"), subject to adjustment as provided herein, which have the rights and preferences as set forth in the Certificate of Designation of Series A Preferred Stock of the Company (the "Certificate of Designation"), at a price equal to the Exercise Price as defined in Section 3 below, at any time beginning on the Date of Issuance (defined below) and ending at 5:00 p.m., blew York, New York time, on June 20, 1998 (the "Exercise Period").

     Holder agrees with the Company that this Warrant to Purchase Preferred Stock of Medcare Technologies, Inc. (this "Warrant") is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

     1.   DATE OF ISSUANCE.

     This Warrant shall be deemed to be issued on June 20, 1997 ("Date of Issuance'').

     2.   EXERCISE.

     (a) MANNER OF EXERCISE. During the Exercise Period, this Warrant may be exercised as to all or any lesser number of full shares of Preferred Stock covered hereby upon surrender of this Warrant, with the Exercise Form attached hereto as Exhibit A (the "Exercise Form") duly executed, together with the full Exercise Price (as defined below) for each share of Preferred Stock as to which this Warrant is exercised, at the office of the Company, 608 S. Washington Street, Suite 101, Naperville, Illinois 60540; Attention: President, Telephone No. (630) 428-2862, Telecopy No. (630) 428-2864, or at such other office or agency as the Company may designate in writing, by overnight mail, with an advance copy of the Exercise Form sent to the Company by facsimile (such surrender and payment of the Exercise Price hereinafter called the "Exercise of this Warrant").

     (b) DATE OF EXERCISE. The "Date of Exercise" of the Warrant shall be defined as the date that the advance copy of the Exercise Form is sent by facsimile to the Company, provided that the original Warrant and Exercise Form are received by the Company as soon as practicable thereafter. Alternatively, the Date of Exercise shall be defined as the date the original Exercise Form is received by the Company, if Holder has not sent advance notice by facsimile.

     (c) CANCELLATION OF WARRANT. This Warrant shall be canceled upon the Exercise of this Warrant, and, as soon as practical after the Date of Exercise, Holder shall be entitled to receive Preferred Stock for the number of shares purchased upon such Exercise of this Warrant, and if this Warrant is not exercised in full, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Preferred Stock.

     (d) HOLDER OF RECORD. Each person in whose name any Warrant for shares of Preferred Stock is issued shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of the Preferred Stock purchased upon the Exercise of this Warrant. Nothing in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company.

     (e) CONVERSION PERIOD OF PREFERRED STOCK. Notwithstanding the rights and preferences of the Preferred Stock set forth in the Certificate of Designation, Holder hereby agrees to limit conversions of the Preferred Stock obtained upon exercise of this Warrant into Common Stock to a maximum of twenty percent (20%) per month of the aggregate number of shares of Preferred Stock issuable upon full exercise of this Warrant for a period of five (5) months following the Date of Exercise (the number of shares that may be converted at any given time, in the aggregate, is referred to hereinafter as the "Preferred Warrant Conversion Quota"); and provided, further, in the event Holder elects not to convert its full Preferred Warrant Conversion Quota during any one (1) month period, the unconverted amount shall he carried forward and added to the Preferred Warrant Conversion Quota, and thereafter Holder may, from time to time, convert any portion of the Preferred Warrant Conversion Quota; and provided further, that subsequent to the date that is five (5) months following the Date of Exercise, there shall be no restrictions on the number of shares of Preferred Stock obtained upon exercise of this Warrant that may be converted into Common Stock other than as set forth in the Certificate of Designation, if applicable.

     3.   PAYMENT OF WARRANT EXERCISE PRICE.

     The Exercise Price shall equal Ten Thousand Dollars ($10,000) per share ("Exercise Price"). Payment of the Exercise Price may be made by cash, certified check or cashier's check or wire transfer, at the election of Holder.

     4.   TRANSFER AND REGISTRATION.

     (a) TRANSFER RIGHTS. Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly endorsed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Holder shall be entitled to receive a new Warrant as to the portion hereof retained.

     (b) REGISTRABLE SECURITIES. The Common Stock issuable upon the conversion of the Preferred Stock issuable upon the exercise of this Warrant constitutes "Registrable Securities under that certain Registration Rights Agreement dated on or about June 20, 1997 between the Company and certain investors and, accordingly, has the benefit of the registration rights pursuant to that agreement.

     5. ANTI-DILUTION ADJUSTMENTS. For purposes of this Section 5, the term "Common Equivalents" shall mean (i) the number of shares of Common Stock issued or distributed (as applicable) in any event listed in this Section 5, and (ii) the number of shares of Common Stock into which any security, other than Common Stock, issued or distributed (as applicable) in any event listed in this Section 5 is convertible or for which such security is exchangeable at any applicable time during the term of this Warrant.

     (a) STOCK DIVIDEND. If the Company shall at any time declare a dividend payable in Common Equivalents on any class of its capital stock, then Holder, upon Exercise of this Warrant after the record date for the determination of shareholders entitled to receive such dividend, shall be entitled to receive upon Exercise of this Warrant, in addition to the number of Common Equivalents as to which this Warrant is exercised, such additional shares of Common Equivalents as such Holder would have received had this Warrant been exercised immediately prior to such record date and the Exercise Price will be proportionately adjusted.

     (b) RECAPITALIZATION OR RECLASSIFICATION. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the Common Equivalents shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of Common Equivalents which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Common Equivalents by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. The Company shall give Holder the same notice it provides to shareholders of any class of capital stock of any transaction described in this Section 5(b).

     (c) DISTRIBUTIONS. If the Company shall at any time distribute for no consideration to shareholders of any class of capital stock, cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or preceding year) then, in any such case, Holder shall be entitled to receive, upon Exercise of this Warrant, with respect to each Common Equivalent issuable upon such exercise, the amount of cash or evidences of indebtedness or other securities or assets which Holder would have been entitled to receive with respect to each such Common Equivalent as a result of the happening of such event had this Warrant been exercised immediately prior to the record date or other date fixing shareholders to be affected by such event (the "Determination Date") or, in lieu thereof, if the Board of Directors of the Company should so determine at the time of such distribution, a reduced Exercise Price determined by multiplying the Exercise Price on the Determination Date by a fraction, the numerator of which is the result of such Exercise Price reduced by the value of such distribution applicable to one share of Common Stock (such value to be determined by the Board of Directors of the Company in its discretion) and the denominator of which is such Exercise Price.

     (d) NOTICE OF CONSOLIDATION OR MERGER. In the event of a merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which capital stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or there is a sale of all or substantially all the Company's assets (a "Corporate Change"), then this Warrant shall be exercisable into such class and type of securities or other assets as Holder would have received had Holder exercised this Warrant immediately prior to such Corporate Change; provided, however, that Company may not affect any Corporate Change unless it first shall have given thirty (30) business days notice to Holder hereof of any Corporate Change.

     (e) EXERCISE PRICE ADJUSTED. As used in this Warrant, the term "Exercise Price" shall mean the purchase price per share specified in Section 3 of this Warrant, until the occurrence of an event stated in subsection (a), (b) or (c) of this Section 5, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of said subsection. No such adjustment under this Section 5 shall be made unless such adjustment would change the Exercise Price at the time by $.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $.01 or more. No adjustment made pursuant to any provision of this Section 5 shall have the net effect of increasing the Exercise Price. The number of Common Equivalents subject hereto shall increase proportionately with each decrease in the Exercise Price.

     (f) ADJUSTMENTS: ADDITIONAL SHARES, SECURITIES OR ASSETS. In the event that at any time, as a result of an adjustment made pursuant to this Section 5, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

     6.   FRACTIONAL INTERESTS.

          No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Preferred Stock. If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Preferred Stock or a right to acquire a fractional share of Preferred Stock, such fractional share shall be disregarded and the number of shares of Preferred Stock issuable upon exercise shall be the next higher number of shares.

     7.   RESERVATION OF SHARES.

     The Company shall at all times reserve for issuance such number of authorized and unissued shares of Preferred Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for the Exercise of this Warrant and such number of shares of Common Stock as shall be sufficient for the conversion of the Preferred Stock obtainable upon Exercise of this Warrant. The Company covenants and agrees that upon the Exercise of this Warrant, all shares of Preferred Stock issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any person or entity. The Company covenants and agrees that upon conversion of the Preferred Stock issuable upon Exercise of this Warrant, all such shares of Common Stock issuable upon such conversion shall be duly and validly issued, fully paid, nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any person or entity.

     8.   RESTRICTIONS ON TRANSFER.

     (a) REGISTRATION OR EXEMPTION REQUIRED. This Warrant has been issued in a transaction exempt from the registration requirements of the Act by virtue of Regulation D and exempt from state registration under applicable state laws. The Warrant and the Preferred Stock issuable upon the Exercise of this Warrant may not be sold except pursuant to an effective registration statement or an exemption to the registration requirements of the Act and applicable state laws.

      (b) ASSIGNMENT. If Holder can provide the Company with reasonably satisfactory evidence that the conditions of (a) above regarding registration or exemption have been satisfied, Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B. indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten (10) days, and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

     9.   BENEFITS OF THIS WARRANT.

     Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

     10.  APPLICABLE LAW.

     This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the state of Delaware, without giving effect to conflict of law provisions thereof.

     11.  LOSS OF WARRANT.

     Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     12.  NOTICE OR DEMANDS.

Notices or demands pursuant to this Warrant to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, to Attention:
President, 608 S. Washington Street, Suite 101, Naperville, Illinois 60540, Telephone No. (630) 428-2862, Telecopy No. (630) 428-2864. Notices or demands pursuant to this Warrant to be given or made by the Company to or on Holder shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, to the address of Holder set forth in the Company's records, until another address is designated in writing by Holder.



                      (INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the undersigned have executed this Warrant as of the 20th day of June, 1997.

                                                  COMPANY:

                                                  MEDCARE TECHNOLOGIES, INC.

                                                  By: _________________________
                                                  Harmel S. Rayat, President

                                                  HOLDER:

                                                  Holder's Name: _______________

                                                  By:___________________________
                                                  Print Name:___________________
                                                  Title:________________________

                                   EXHIBIT A

                                  EXERCISE FORM

                            TO: MEDCARE TECHNOLOGIES, INC.

     The undersigned hereby irrevocably exercises the right to purchase ____ of the shares of Series A Preferred Stock (the "Preferred Stock") of MEDCARE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), evidenced by the attached warrant (the "Warrant''), and herewith makes payment of the exercise price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

1. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of the Preferred Stock obtained on exercise of the Warrant, except in accordance with the provisions of Section 8(a) of the Warrant.

2. The undersigned requests that stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below:

Dated:
                ____________________________________________
                                 Signature

                 ___________________________________________
                                 Print Name

                 ____________________________________________
                                 Address

______________________________________________________________________________
NOTICE

The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.
______________________________________________________________________________
_

                                   EXHIBIT B

                                   ASSIGNMENT

                       (To be executed by the registered holder
                           desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the "Warrant") hereby sells, assigns and transfers unto the person or persons below named the right to purchase __ shares of the Series A Preferred Stock of MEDCARE TECHNOLOGIES, INC., evidenced by the attached Warrant and does hereby irrevocably constitute and appoint ________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:               __________________________
                              Signature

Fill in for new registration of Warrant:


              ____________________________________________
                                 Name

              ____________________________________________
                                 Address

              ____________________________________________
               Please print name and address of assignee
                       (including zip code number)

_____________________________________________________________________________
NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

______________________________________________________________________________